ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION PLAN


                  Section 1. Seligman Tax-Aware Fund, Inc. (the "Fund") will pay fees to Seligman Advisors, Inc., the principal underwriter of its shares (the "Distributor"), for administration, shareholder services and distribution assistance for the Class A, Class B, Class C and Class D shares of the Fund. As a result, the Fund is adopting this Administration, Shareholder Services and Distribution Plan (the "Plan") pursuant to Section 12(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 12b-1 thereunder.

                  Section  2.  Pursuant  to this  Plan,  the Fund may pay to the
Distributor a shareholder servicing fee of up to .25% on an annual basis, of the average daily net assets of the Fund (payable quarterly with respect to Class A and monthly with respect to Class B, Class C and Class D) and a distribution fee of .75% on an annual basis, payable monthly, of the average daily net assets of the Fund attributable to the Class B Shares and a distribution fee of up to .75% on an annual basis, payable monthly, of the average daily net assets of the Fund attributable to Class C and Class D shares. Such fees will be used in their entirety by the Distributor to make payments for administration, shareholder services and distribution assistance, including, but not limited to (i) compensation to securities dealers and other organizations (each, a "Service Organization" and collectively, the "Service Organizations"), for providing distribution assistance with respect to assets invested in the Fund, (ii) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Fund shareholders, and (iii) otherwise promoting the sale of shares of the Fund, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and defraying the Distributor's costs incurred in connection with its marketing efforts with respect to shares of the Fund. To the extent a Service Organization provides administration, accounting and other shareholder services, payment for which is not required to be made pursuant to a plan meeting the requirements of Rule 12b-1, a portion of the fee paid by the Fund shall be deemed to include compensation for such services. The fees received from the Fund hereunder in respect of the Class A shares may not be used to pay any interest expense, carrying charges or other financing costs, and fees received hereunder may not be used to pay any allocation of overhead of the Distributor. The fees of any particular class of the Fund may not be used to subsidize the sale of shares of any other class. The fees payable to Service Organizations from time to time shall, within such limits, be determined by the Directors of the Fund.

                  Section 3. J. & W. Seligman & Co. Incorporated, the Fund's investment manager (the "Manager"), in its sole discretion, may make payments to the Distributor for similar purposes. These payments will be made by the Manager from its own resources, which may include the management fee that the Manager receives from the Fund.

                  Section 4. This Plan shall continue in effect through December 31 of each year so long as such continuance is specifically approved at least annually by vote of a majority of both (a) the Directors of the Fund and (b) the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval.

                  Section 5. The Distributor shall provide to the Fund's Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                  Section 6. This Plan may be terminated by the Fund with respect to any class at any time by vote of a majority of the Qualified Directors of the Fund, or by vote of a majority of the outstanding voting securities of such class. If this Plan is terminated in respect of a class, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the Distributor with respect to such class.

                  Section 7. All agreements related to this Plan shall be in writing, and shall be approved by vote of a majority of both (a) the Directors of the Fund and (b) the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval, provided, however, that the identity of a particular Service Organization executing any such agreement may be ratified by such a vote within 90 days of such execution. Any agreement related to this Plan shall provide:

         A. That such agreement may be terminated in respect of any class of the Fund at any time, without payment of any penalty, by vote of a majority of the Qualified Directors or by vote of a majority of the outstanding voting securities of the class, on not more than 60 days' written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

                  Section 8. This Plan may not be amended to increase materially the amount of fees permitted pursuant to Section 2 hereof without the approval of a majority of the outstanding voting securities of the relevant class and no material amendment to this Plan shall be approved other than by vote of a majority of both (a) the Directors of the Fund and (b) the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval. This Plan shall not be amended to reduce the distribution fee payable to the Distributor pursuant to Section 2 hereof in respect of Class B shares, unless the shareholder servicing fee payable pursuant to Section 2 hereof for compensation to Service Organizations for providing administration, accounting and other shareholder services has been eliminated, provided, however that the distribution fee in respect of Class B shares may be reduced without change to the shareholder servicing fee, if and to the extent required in order to comply with any applicable laws or regulations, including applicable rules of the National Association of Securities Dealers, Inc. regulating maximum sales charges.

                  Section 9. The Fund is not obligated to pay any administration, shareholder services or distribution expense in excess of the fee described in Section 2 hereof, and, in the case of Class A shares, any expenses of administration, shareholder services and distribution of Class A shares of the Fund accrued in one fiscal year of the Fund may not be paid from administration, shareholder services and distribution fees received from the Fund in respect of Class A shares in any other fiscal year.

                  Section 10. As used in this Plan, (a) the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission and (b) the term "Qualified Directors" shall mean the Directors of the Fund who are not "interested persons" of the Series and have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan.

                    ADMINISTRATION, SHAREHOLDER SERVICES AND
                             DISTRIBUTION AGREEMENT

ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT, dated as of _____________________ between Seligman Advisors, Inc. ("Seligman Advisors") and
______________________ (the "Service Organization").


         The Parties hereto enter into a Administration, Shareholder Services and Distribution Agreement ("Service Agreement") with respect to the shares of Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series, Inc., Seligman Tax-Aware Fund, Inc., Seligman Time Horizon/Harvester Series, Inc., Seligman Value Fund Series, Inc. (the "Funds"), and any other future mutual funds that may become members of the Seligman Group of Investment Companies which adopt an Administration, Shareholder Services and Distribution Plan, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and in consideration of the mutual agreements herein made, agree as follows:

         The Service Organization shall make such use of or provide such information and services as may be necessary or appropriate (i) to provide shareholder services to shareholders of the Funds and (ii) to assist Seligman Advisors in any distribution of shares of the Funds, including, without limitation, making use of the Service Organization's name, client lists, and publications, for the solicitation of sales of shares of the Funds to Service Organization clients, and such other assistance as Seligman Advisors reasonably requests, to the extent permitted by applicable statute, rule or regulation.

1. Except with respect to the Class C and Class D shares of a Fund for the first year following the sale thereof, Seligman Advisors shall pay to the Service Organization a service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) not to exceed .25 of 1% per annum of the average daily net assets of each class of shares of each Fund attributable to the clients of the Service Organization.

2. With respect to the first year following the sale of Class C and Class D shares of a Fund, Seligman Advisors shall pay to the Service Organization at or promptly after the time of sale a service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) not to exceed .25 of 1% of the net asset value of the Class C or Class D shares sold by the Service Organization. Such service fee shall be paid to the Service Organization solely for personal services and/or the maintenance of shareholder accounts to be provided by the Service Organization to the purchaser of such Class C or Class D Shares over the course of the first year following the sale.

3. Any service fee paid hereunder shall be paid solely for personal services and/or the maintenance of shareholder accounts. For greater certainty, no part of a service fee shall be paid for subtransfer agency services, subaccounting services, or administrative services.

4. In addition to payment of the service fee, from time to time Seligman Advisors may make payments to the Service Organization in addition to those contemplated above for providing distribution assistance with respect to assets invested in each Fund by its clients.

5. Neither the Service Organization nor any of its employees or agents are authorized to make any representation concerning the Funds or the Funds' shares except those contained in the then current Prospectus, copies of which will be supplied by Seligman Advisors. The Service Organization shall have no authority to act as agent for Seligman Advisors or the Funds.

6. In consideration of the services provided pursuant to paragraphs 1, 2 and/or 4 above, the Service Organization shall be entitled to receive fees as are set forth in Exhibit A hereto as may be amended from time to time by Seligman Advisors. Seligman Advisors has no obligation to make any such payments and the Service Organization agrees to waive payment of its fee until Seligman Advisors is in receipt of the fee from the Fund(s). The payment of fees has been authorized pursuant to Administration, Shareholder Services and Distribution Plans (the "Plans") approved by the Directors/Trustees and the shareholders of the Funds pursuant to the requirements of the 1940 Act and such authorizations may be withdrawn at any time.

7. It is understood that the Funds reserve the right, at their discretion and without notice, to suspend or withdraw the sale of shares of the Funds. This Agreement shall not be construed to authorize the Service Organization to perform any act that Seligman Advisors would not be permitted to perform under the respective Distributing Agreements between each of the Funds and Seligman Advisors.

8. Subject to the proviso in Section 6 of the Plans, this Agreement shall continue until December 31 of the year in which any Plan has first been approved by shareholders and through December 31 of each year thereafter provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Fund's Directors/Trustees and (ii) the Qualified Directors/Trustees cast in person at a meeting called for the purpose of voting on such approval and provided further that the Service Organization shall not have notified Seligman Advisors in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time without payment of any penalty with respect to any of the Funds by vote of a majority of the Qualified Directors/Trustees, or by vote of a majority of the outstanding voting securities of the particular Fund or class or series of a Fund, on 60 days' written notice to the Service Organization and Seligman Advisors. Notwithstanding anything contained herein, in the event that any of the Plans shall be terminated or any of the Plans or any part thereof shall be found invalid or ordered terminated by any regulatory or judicial authority, or the Service Organization shall fail to perform the services contemplated by this Agreement, such determination to be made in good faith by Seligman Advisors, this Agreement may be terminated with respect to such Plan effective upon receipt of written notice thereof by the Service Organization. This Agreement will also terminate automatically in the event of its assignment.

9. All communications to Seligman Advisors shall be sent to it at its offices, 100 Park Avenue, New York, New York 10017.

         Any notice to the Service Organization shall be duly given if mailed or faxed (followed by mailed notice) to the address shown below.

10. As used in this Agreement, the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and in the rules and regulations thereunder and the term "Qualified Directors/Trustees" shall mean the Directors/Trustees of a Fund who are not interested persons of the Fund and have no direct or indirect financial interest in its Plan or in any agreements related to the Plan.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, any of the parties to do anything in violation of any applicable laws or regulations.

IN WITNESS WHEREOF, Seligman Advisors and the Service Organization have caused this Agreement to be executed by their duly authorized offices as of the date first above written.


                                         SELIGMAN ADVISORS, INC.


                                By         /s/ Stephen J. Hodgdon
                                  --------------------------------------------
                                          Stephen J. Hodgdon
                                         President

                                         SERVICE ORGANIZATION




                                By
                                  ----------------------------------------------


                           Address
                                  ----------------------------------------------

                                  ----------------------------------------------

         ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT
                                    EXHIBIT A
 The payment schedule for Service Organizations is set forth immediately below:


                                                                       Fees as a Percentage of Each Fund's/Series'
                                                                   Net Assets Attributable to Service Organizations*
                                                                    ------------------------------------------------
                                                                     Class A      Class B      Class C      Class D
       Fund Name                                                     Shares       Shares(1)   Shares(2)   Shares(2)
       ---------                                                     -------      ---------   ---------   ---------
Seligman Capital Fund, Inc.                                           .25%         .25%        1.00%         1.00%
Seligman Cash Management Fund, Inc.                                     0%         .25%        1.00%+        1.00%
Seligman Common Stock Fund, Inc.                                      .25%         .25%        1.00%         1.00%
Seligman Communications and Information Fund, Inc.                    .25%         .25%        1.00%         1.00%
Seligman Frontier Fund, Inc.                                          .25%         .25%        1.00%         1.00%
Seligman Growth Fund, Inc.                                            .25%         .25%        1.00%         1.00%
Seligman Global Fund Series, Inc:
    Seligman Emerging Markets Growth Fund                             .25%         .25%        1.00%         1.00%
    Seligman Global Smaller Companies Fund                            .25%         .25%        1.00%         1.00%
    Seligman Global Growth Opportunities Fund                         .25%         .25%        1.00%         1.00%
    Seligman Global Technology Fund                                   .25%         .25%        1.00%         1.00%
    Seligman International Fund                                       .25%         .25%        1.00%         1.00%
Seligman High Income Fund Series:
    U.S. Government Securities Series                                 .25%         .25%        1.00%         1.00%
    High-Yield Bond Series                                            .25%         .25%        1.00%         1.00%
Seligman Income Fund, Inc.                                            .25%         .25%        1.00%         1.00%
Seligman Municipal Fund Series, Inc.:
    National Series                                                   .10%        --           1.00%         1.00%
    Colorado Series                                                   .10%        --           1.00%         1.00%
    Georgia Series                                                    .10%        --           1.00%         1.00%
    Louisiana Series                                                  .10%        --           1.00%         1.00%
    Maryland Series                                                   .10%        --           1.00%         1.00%
    Massachusetts Series                                              .10%        --           1.00%         1.00%
    Michigan Series                                                   .10%        --           1.00%         1.00%
    Minnesota Series                                                  .10%        --           1.00%         1.00%
    Missouri Series                                                   .10%        --           1.00%         1.00%
    New York Series                                                   .10%        --           1.00%         1.00%
    Ohio Series                                                       .10%        --           1.00%         1.00%
    Oregon Series                                                     .10%        --           1.00%         1.00%
    South Carolina Series                                             .10%        --           1.00%         1.00%
Seligman Municipal Series Trust:
    California Municipal Quality Series                               .10%        --           1.00%         1.00%
    California Municipal High-Yield Series                            .10%        --           1.00%         1.00%
    Florida Municipal Series                                          .25%        --           1.00%         1.00%
    North Carolina Municipal Series                                   .25%        --           1.00%         1.00%
Seligman New Jersey Municipal Fund, Inc.                              .25%        --           1.00%         1.00%
Seligman Pennsylvania Municipal Fund Series                           .25%        --           1.00%         1.00%
Seligman Tax-Aware Fund, Inc.                                         .25%         .25%        1.00%         1.00%
Seligman Time Horizon/Harvester Series, Inc.
    Seligman Time Horizon 30 Fund                                     .25%         .25%        1.00%         1.00%
    Seligman Time Horizon 20 Fund                                     .25%         .25%        1.00%         1.00%
    Seligman Time Horizon 10 Fund                                     .25%         .25%        1.00%         1.00%
    Seligman Harvester Fund                                           .25%         .25%        1.00%         1.00%
Seligman Value Fund Series, Inc.:
    Seligman Large-Cap Value Fund                                     .25%         .25%        1.00%         1.00%
    Seligman Small-Cap Value Fund                                     .25%         .25%        1.00%         1.00%


------

* Included in each of the percentages above is the service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) with respect to each class of shares referred to in paragraph 1 of this Agreement. Except as provided in Footnote (2) below, Seligman Advisors shall pay the fees provided for above to the Service Organization quarterly.

(1) Class B Shares are not available for the Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series or any Series of Seligman Municipal Fund Series, Inc. or Seligman Municipal Series Trust.

(2) At or promptly after the time of sale of any Class C or Class D Shares, a Service Organization shall be paid .25% of the net asset value of the Class C or Class D Shares sold by it, representing the service fee referred to in paragraph 2 of this Agreement for services to be provided to Class C or Class D shareholders, as applicable, over the course of the one year period immediately following the sale. Commencing in year two, the Service Organization shall be paid 1.00% of the net asset value of the Class C or Class D shares invested in a Fund, such fee to be comprised of a .25% service fee and a .75% fee referred to in paragraph 4 of this Agreement for providing distribution assistance with respect to assets invested in such Fund.

+ The fees referred to in Footnote 2 will not be paid on new sales of Class C shares of Seligman Cash Management Fund, Inc. Such fees will only be paid on Class C shares of Seligman Cash Management Fund, Inc. which were purchased by an exchange of Class C shares from another Seligman Mutual Fund.

        March 15, 2001